Exhibit 99.1

Indivior Reports First Quarter 2026 Financial Results and Raises Full-Year 2026 Guidance

• Q1’26 Total Net Revenue of $317 Million, Up 19% YoY

• Q1’26 Total SUBLOCADE® Net Revenue of $232 Million, Up 32% YoY

• Q1’26 GAAP Net Income of $89 Million and Q1’26 Non-GAAP Net Income of $123 Million

• Record Quarterly Adjusted EBITDA of $164 Million in Q1’26, Up 112% YoY

• Repurchased Approximately Four Million Shares in Q1’26 for $125 Million

• Conference Call at 8:00 A.M. EDT Today

Richmond, VA, April 30, 2026 – Indivior Pharmaceuticals, Inc. (Nasdaq: INDV) today reported its financial results for the first quarter ended March 31, 2026, and raised its full-year 2026 financial guidance.

“We are encouraged by our first quarter results, which reflect the progress we are making against Phase II of the Indivior Action Agenda – Accelerate,” said Joe Ciaffoni, Chief Executive Officer. “Year-over-year we accelerated SUBLOCADE net revenue and dispense unit growth and grew adjusted EBITDA and cash at an even faster rate while executing on our capital deployment strategy. We remain focused on accelerating SUBLOCADE dispense unit growth, growing our bottom line at a significantly faster rate, and strategically deploying capital as we earn our way to Phase III of the Indivior Action Agenda – Breakout — which we are on track to enter in the second half of 2026.”

“Strong SUBLOCADE performance in the first quarter led us to raise our 2026 financial guidance,” said Ryan Preblick, Chief Financial Officer. “We now expect 2026 total SUBLOCADE net revenue growth of 13% year-over-year and adjusted EBITDA growth of 50% year-over-year at the midpoint of our guidance ranges. We strengthened our financial position with the completion of a $500 million convertible senior notes offering and returned capital to our shareholders through the opportunistic repurchase of $125 million in shares during the quarter. We are committed to creating long-term shareholder value as we advance the Indivior Action Agenda.”

Q1 2026 Business Highlights:

•	As of March 31, 2026, over 500,000 patients in the U.S. have been prescribed SUBLOCADE since launch.

•

Grew total SUBLOCADE net revenue 32% year-over-year to $232 million. U.S. SUBLOCADE net revenue increased 33% year-over-year to $218 million versus the prior year, driven by 20% dispense unit volume growth. New patient starts of approximately 31,800 were a record. Net revenue also benefited from more favorable price/mix and gross-to-net adjustments.

•

In February 2026, announced a share repurchase program of up to $400 million with a term of up to 18 months. To date, 3,974,153 shares were repurchased at an average price of $31.45 for a total of $125 million. Indivior has $275 million remaining under the program.

•

Successfully completed a $500 million offering of 0.625% convertible senior notes due in 2031. The majority of the proceeds were used to repay in full the $333 million balance of Indivior’s previous term loan.

•

Announced three publications highlighting the importance of SUBLOCADE as a treatment option for opioid use disorder across various healthcare settings, including: New Study Shows Adherence to Monthly Injectable Buprenorphine Linked to Lower Healthcare Utilization and Costs in Opioid Use Disorder, National Survey Finds Only 58% of U.S. Correctional Facilities Offer Medications for Opioid Use Disorder and New Cost Impact Model Highlights Potential for Monthly Injectable Buprenorphine to Reduce Staffing Burdens in Correctional Facilities.

Pipeline Update:

•

INDV-6001 (Buprenorphine Caproate): Indivior does not intend to pursue Phase 3 development of INDV-6001 and has amended its license agreement with Alar Pharmaceuticals. Pursuant to the amendment, Alar will regain development rights to the asset and will have commercialization rights outside the U.S. Indivior will maintain exclusive commercial rights in the U.S. should Alar receive FDA approval for a commercially viable product in the future.

•

INDV-2000 (Rocavorexant): Announced today that following a thorough evaluation of the Phase 2 proof-of-concept study, Indivior will not be advancing INDV-2000 internally as a treatment for opioid use disorder. INDV-2000 did not meet the primary endpoint of “no treatment failure.” The Company will seek external business development opportunities for the asset as supportive findings included directional effects on abstinence-related measures, exploratory anxiety outcomes, fMRI evidence consistent with modulation of relapse-related neural circuitry, and a favorable safety and tolerability profile.

Raising Full-Year 2026 Financial Guidance:

Full-year financial guidance assumes no material change in exchange rates for key currencies compared with 2025 average rates, notably USD/GBP and USD/EUR.

	Prior FY 2026 Guidance (2/26/2026)	Revised FY 2026 Guidance
Net Revenue	$1,125 million to $1,195 million	$1,215 million to $1,285 million
Total SUBLOCADE Net Revenue	$905 million to $945 million	$950 million to $990 million
Non-GAAP Operating Expenses*	$430 million to $450 million	$430 million to $450 million
Adjusted EBITDA*	$535 million to $575 million	$620 million to $660 million

*

We have not provided the forward-looking U.S. GAAP equivalents for certain forward-looking non-U.S. GAAP metrics as a result of the uncertainty and potential variability of reconciling items. Accordingly, the Company has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K to exclude such reconciliations, as the reconciliations of these non-U.S. GAAP guidance metrics to their corresponding U.S. GAAP equivalents are not available without unreasonable effort.

Financial Results for Quarter Ended March 31, 2026:

•

Total net revenue was $317 million for the quarter ended March 31, 2026 (the 2026 quarter), compared to $266 million for the quarter ended March 31, 2025 (the 2025 quarter), representing a 19% increase year-over-year.

•	Total SUBLOCADE net revenue was $232 million for the 2026 quarter, compared to $176 million for the 2025 quarter, representing a 32% increase year-over-year.

•

GAAP operating expenses were $139 million for the 2026 quarter, compared to $156 million for the 2025 quarter, representing a 10% decrease year-over-year. Non-GAAP operating expenses, which exclude stock-based compensation expense and other adjustments to reflect changes that occur in our business but do not represent ongoing operations, were $116 million for the 2026 quarter, compared to $147 million for the 2025 quarter, representing a 21% decrease year-over-year.

•

GAAP net income for the 2026 quarter was $89 million ($0.69 diluted earnings per share), compared to GAAP net income for the 2025 quarter of $47 million ($0.38 diluted earnings per share). Non-GAAP net income for the 2026 quarter was $123 million ($0.96 diluted earnings per share), compared to non-GAAP net income for the 2025 quarter of $56 million ($0.45 diluted earnings per share).

•	Adjusted EBITDA for the 2026 quarter was $164 million, compared to $78 million for the 2025 quarter, representing a 112% increase year-over-year.

•	The Company ended the 2026 quarter with cash and investments of $201 million.

Conference Call and Webcast Details:

A live conference call and webcast presentation will be held on April 30, 2026, at 8:00 A.M. EDT. The details to access the conference call and webcast are below. Materials will be available on the Company’s website prior to the event at www.indivior.com.

The webcast link is: https://edge.media-server.com/mmc/p/3k7nbxjp

Participants may access the presentation telephonically by registering with the following link (please cut and paste into your browser): https://register-conf.media-server.com/register/BIea9b995134de41e68f49a057c2a6cb66

(Registrants will have an option to be called back directly immediately prior to the call or be provided a call-in # with a unique pin code following their registration)

About Indivior

As the leader in long-acting injectable treatments for opioid use disorder (OUD), Indivior is singularly focused on delivering evidence-based treatment and advancing understanding of OUD as a chronic but treatable brain disease. For more than 25 years, we have revolutionized the science of addiction medicine — developing treatments that help people move toward long-term recovery with independence and dignity. Building on this heritage, we are ushering in a new era, renewing our commitment to individuals living with OUD and carrying forward what matters most: compassion, integrity, and science. Together – with science, people living with OUD, public health champions, and communities, we are powering recovery and renewing hope. Visit www.indivior.com to learn more. Connect with Indivior on LinkedIn by visiting www.linkedin.com/company/Indivior.

Columns and rows within financial tables may not foot due to rounding. Percentages and per share data in the financial tables have been calculated using actual, non-rounded figures.

Non-GAAP Financial Measures:

Non-GAAP financial measures adjust for non-recurring items and other items representing expenses or income that we believe do not reflect the Company’s ongoing operations or the adjustment of which may help with the comparison to prior periods. The Company believes its non-GAAP financial measures may be useful to investors to understand the Company’s performance. In addition, the Company uses “Adjusted EBITDA” in its annual incentive plan in which all executive officers participate.

Important Cautionary Note Regarding Forward-Looking Statements:

This announcement contains certain statements that are forward-looking statements. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, among other things, express and implied statements regarding: expected acceleration in SUBLOCADE net revenue and dispense unit growth; expected future investments and capital deployments; expected growth in adjusted EBITDA, cash flow, and our bottom line, and expected acceleration of such growth; expected creation of shareholder value; our 2026 financial guidance including with respect to net revenue, total SUBLOCADE net revenue, non-GAAP operating expenses, and Adjusted EBITDA; and other statements containing the words “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “forecast,” “strategy,” “target,” “guidance,” “outlook,” “potential,” “project,” “priority,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, and variations thereon and similar expressions. By their nature, forward-looking statements involve risks and uncertainties as they relate to events or circumstances that may or may not occur in the future.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and only express management’s beliefs regarding future results or events which, by their nature, are inherently uncertain and outside of management’s control or ability to predict. Actual results may differ materially from those expressed or implied in these forward-looking statements due to a number of factors, including but not limited to: lower than expected future sales of our products; greater than expected impacts from competition; and unanticipated costs including the effects of potential tariffs and potential retaliatory tariffs. For additional information about some of the risks and important factors that could affect our future results and financial condition, see “Important Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in Indivior’s Annual Report on Form 10-K filed February 26, 2026 and our other filings with the U.S. Securities and Exchange Commission.

We have based the forward-looking statements in this report on our current expectations and beliefs concerning future events. Forward-looking statements contained in this report speak only as of the day they are made and, except as required by law, we undertake no obligation to update or revise any forward-looking statement, whether due to new information, or to reflect events or developments that occur after the date the statement was made.

For Further Information

Investors	Jason Thompson	VP, Investor Relations	+1 804 402 7123 jason.thompson@indivior.com

Media	Cassie France-Kelly	VP, Communications	+1 804 594 0836 Indiviormediacontacts@indivior.com

Indivior Pharmaceuticals, Inc.

(Amounts in millions, except per share data and percentages)

(Unaudited)

Condensed consolidated statements of operations

	Three Months Ended March 31,
	2026	2025
Net revenue	$317	$266
Cost of sales	40	44

Gross profit	277	221

Selling, general and administrative	124	133
Research and development	16	22

Total operating expenses	139	156

Operating income	137	66

Interest (income)	(3)	(4)
Interest expense	7	12
Loss on debt extinguishment	18	—

Income before income taxes	115	59

Income tax expense	26	11

Net income	$89	$47

Earnings per share
Basic	$0.71	$0.38
Diluted	$0.69	$0.38

Indivior Pharmaceuticals, Inc.

(Amounts in millions, except per share data and percentages)

(Unaudited)

Condensed consolidated balance sheets

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$175	$195
Accounts receivable, net of allowances of $3 (2026) and $4 (2025)	273	253
Inventories	152	153
Prepaid expenses	15	34
Current tax receivable	12	2
Other current assets	40	16

Total current assets	667	652

Long-term investments	27	28
Property, plant and equipment, net	157	144
Operating lease right of use assets, net	22	26
Goodwill and other intangible assets, net	2	2
Deferred tax assets	296	323
Other noncurrent assets	26	27

Total assets	$1,197	$1,201

Liabilities and stockholders’ deficit
Current liabilities
Accrued rebates and product returns	$551	$582
Accounts payable and accrued expenses	178	250
Accrued litigation settlement expenses, current	14	42
Current portion of long-term debt	—	29
Operating lease liabilities, current	9	10
Income taxes payable	26	2

Total current liabilities	779	914

Long-term debt, less current portion	486	290
Accrued litigation settlement expenses, noncurrent	41	52
Operating lease liabilities, noncurrent	14	22
Other noncurrent liabilities	21	21

Total liabilities	1,341	1,300

Stockholders’ deficit
Common stock, par value $0.001 per share Issued shares: 121 (2026) and 125 (2025)	—	62
Additional paid-in capital	165	112
Accumulated other comprehensive loss	(29)	(30)
Accumulated deficit	(280)	(243)

Total stockholders’ deficit	(144)	(98)

Total liabilities and stockholders’ deficit	$1,197	$1,201

Indivior Pharmaceuticals, Inc.

(Amounts in millions, except per share data and percentages)

(Unaudited)

Condensed consolidated statements of cash flows

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$89	$47
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	2	3
Amortization of right-of-use assets	2	2
Stock-based compensation expense	9	6
Impairment of tangible and intangible assets	6	—
Loss on debt extinguishment	18	—
Deferred income taxes	27	(2)
Impact from foreign exchange movements	—	(1)
Other adjustments, net	—	1
Change in operating assets and liabilities	(163)	18

Net cash (used in) provided by operating activities	(9)	75
Cash flows from investing activities:
Purchases of property and equipment	(20)	(5)
Purchases of investments in debt securities	(5)	(5)
Sales and maturities of debt securities	6	6

Net cash used in investing activities	(19)	(5)
Cash flows from financing activities:
Proceeds from the issuance of common stock	—	1
Cash paid for repurchases of common stock	(126)	(11)
Proceeds from debt, net	489	—
Repayments of debt	(333)	(4)
Transaction costs related to debt refinancing	(5)	—
Settlement of equity awards	(21)	(3)
Other	3	—

Net cash provided by (used in) financing activities	7	(17)

Net (decrease) increase in cash and cash equivalents	(20)	53
Exchange differences	—	—
Cash and cash equivalents at beginning of period	195	319

Cash and cash equivalents at end of period	$175	$372

Indivior Pharmaceuticals, Inc.

(Amounts in millions, except per share data and percentages)

(Unaudited)

Selected revenue information

	Three Months Ended March 31,
	2026	2025
US:
SUBLOCADE*	$218	$163
Sublingual & other	50	54
PERSERIS[1]	5	4

Total U.S.	272	222
Rest of World	45	44

Net revenue	$317	$266

*Total SUBLOCADE net revenue	$232	$176

[1]	Marketing and promotion activities for PERSERIS were discontinued in 2024.

Reconciliation of GAAP to non-GAAP financial information

	Three Months Ended March 31,
	2026	2025
GAAP operating expenses	$139	$156
Share-based compensation	9	6
Corporate initiative transition[1]	14	1
Litigation settlement expense	—	1

Less: Adjustments in operating expenses	23	9

Non-GAAP operating expenses	$116	$147

[1]	Includes severance, consulting, impairment, and costs related to planned facility closures.

Non-GAAP diluted earnings per share

Management believes that non-GAAP diluted earnings per share, adjusted for the impact of non-recurring items and other adjustments after the appropriate tax amount, may provide meaningful information on underlying trends to shareholders in respect of earnings per ordinary share. Weighted average shares used in computing non-GAAP diluted earnings per share are included in the table above. A reconciliation of GAAP net income to non-GAAP net income is included below.

	Three Months Ended March 31,
	2026	2025
GAAP net income	$89	$47
Adjustments in cost of sales[1]	2	—
Adjustments in operating expenses	23	9
Loss on debt extinguishment	18	—
Adjustments in tax expenses	(9)	—

Non-GAAP net income	$123	$56
Shares used in computing diluted non-GAAP earnings per share	129	125

Non-GAAP diluted earnings per share	$0.96	$0.45

[1]	Includes manufacturing transition and other costs

Indivior Pharmaceuticals, Inc.

(Amounts in millions, except per share data and percentages)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income adjusted to exclude interest expense, interest income, income tax expense or benefit, depreciation and amortization, as well as stock-based compensation and other adjustments reflecting changes in our business that do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

	Three Months Ended March 31,
	2026	2025
Net income	$89	$47
Interest (income)	(3)	(4)
Interest expense	7	12
Income tax expense	26	11
Depreciation and amortization	2	3
Stock-based compensation expense	9	6
Corporate initiative transition	14	1
Manufacturing transition	1	—
Loss on debt extinguishment	18	—
Litigation settlement expense	—	1

Adjusted EBITDA	$164	$78